Delinquencies
Per Servicer
CURRENT
30
60
90+
Total
Count
UPB
Count
UPB
Count
UPB
Count
UPB
Count
UPB
Delinquent N/A N/A 34 $5,682,929.24 25 $4,131,164.92 6 $1,234,512.54 65 $11,048,606.70
Foreclosure 0 $0.00 0 $0.00 7 $1,300,522.11 12 $2,028,119.72 19 $3,328,641.83
Bankruptcy 5 $511,273.03 0 $0.00 1 $175,222.61 1 $215,486.36 7 $901,982.00
REO N/A N/A 0 $0.00 0 $0.00 0 $0.00 0 $0.00
FB(Contractual) 71 $11,861,099.95 11 $2,169,007.89 3 $367,816.19 1 $357,685.68 86 $14,755,609.71
Total 76 $12,372,372.98 45 $7,851,937.13 36 $5,974,725.83 20 $3,835,804.30 177 $30,034,840.24
Trustee
Per Servicer
CURRENT
30
60
90+
Total
Count
UPB
Count
UPB
Count
UPB
Count
UPB
Count
UPB
Delinquent
Foreclosure
Bankruptcy
REO
FB(Contractual)
Total 0 $0.00
Trustee Report
Foreclosure Top 5 States
State
Count
UPB
% of Total UPB
Average Days In Foreclosure
State Average
OH 5 $469,884.55 0.05% -2.2 217
FL 2 $182,764.60 0.02% 0.0 135
MI 2 $224,510.34 0.02% 0.0 240
IL 2 $450,401.88 0.05% 0.0 345
CA 1 $593,525.40 0.07% 0.0 117
Default Summary Dashboard (OTS)
Date: 10/14/2005 12:26:51 PM Deal Number: SAIL 2005-HE2 Report As of: 8/30/2005
Contact Us:
T: 718-858-6050
E: info@rmgglobal.com
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